UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 12 (June 10, 2020)

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 10, 2020, the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved an adjustment to how the Company’s directors are compensated for their service. Pursuant to the Company’s Non-Employee Director Compensation Policy, director compensation is paid 50% in cash and 50% in equity, with a one-year vesting period. For the annual service period starting with the second quarter of 2020 and continuing through the first quarter of 2021, directors will be compensated 100% in equity, with a one-year vesting period. This adjustment is intended to be temporary in nature as the Company continues to manage the COVID-19 crisis. Also, as previously disclosed in the Company’s proxy statement, filed April 23, 2020 with the Securities and Exchange Commission, the Board deferred the quarterly cash component of director compensation for the first quarter of 2020; the deferred cash amount also will be paid in equity along with the annual service award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Date: June 12, 2020		SVP and General Counsel